Exhibit 4.3

REGISTRATION RIGHTS AND STOCKHOLDERS’ AGREEMENT

This Registration Rights and Stockholders’ Agreement (this “Agreement”) is entered into as of April 30, 2019, by and between CARROLS RESTAURANT GROUP, INC. (formerly known as “Carrols Holdco Inc.”), a Delaware corporation (the “Company”), and CAMBRIDGE FRANCHISE HOLDINGS, LLC, a Delaware limited liability company (the “Investor”).

WHEREAS, the Company, Carrols Holdco Inc. (formerly known as “Carrols Restaurant Group, Inc.”), GRC MergerSub Inc., GRC MergerSub LLC (“Carrols MergerSub”), Cambridge Franchise Partners, LLC, New CFH, LLC (“New CFH”) and the Investor have entered into that certain Agreement and Plan of Merger, dated as of February 19, 2019 (as may be amended from time to time, the “Merger Agreement”), providing for, among other things, the acquisition of New CFH through the merger of Carrols MergerSub and New CFH, with New CFH as the surviving entity, in exchange for the issuance by the Company to the Investor of 7,364,413 shares of Common Stock (the “Investor Common Stock”) and 10,000 shares of newly-designated Series C Convertible Preferred Stock, par value $0.01 per share, of the Company (together with any shares of capital stock into which such shares are reclassified or converted (including by merger or otherwise), the “Preferred Stock”); and

WHEREAS, as an inducement to the Company and the Investor to close the transactions contemplated by the Merger Agreement, the Company and the Investor have agreed that this Agreement shall provide certain rights and govern certain matters as set forth herein.

NOW, THEREFORE, the Company and the Investor hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms shall have the meanings indicated below:

(a) “Adverse Disclosure” means, in the good faith determination of the Board, material undisclosed circumstances or developments with respect to which the disclosure that would be required in a Registration Statement would be premature and would have an adverse effect on the Company.

(b) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(c) “Agreement” has the meaning set forth in the preamble to this Agreement.

(d) “Approved Block Trade” means a block sale or non-marketed underwritten offering of Registrable Securities (i) for a sales price per share of no less than 90% of the average closing price of the Common Stock on the NASDAQ Global Market for the five trading days ending immediately prior to such sale or offering (excluding any commissions paid in connection with such block sale or offering) and (ii) for not less than 300,000 shares of Common Stock, in the case of each of clauses (i) and (ii), in a bid process effected through an underwriter.

(e)  “BKC Investors” has the meaning set forth in Section 15(a) of this Agreement.

(f) “BKC Registration Rights Agreement” has the meaning set forth in Section 15(a) of this Agreement.

(g) “Board” means the board of directors of the Company.

(h) “Business Day” means any day except Saturday, Sunday or any days on which banks are generally not open for business in New York, New York.

(i) “Carrols MergerSub” has the meaning set forth in the preamble to this Agreement.

(j) “Class I Director” means a director of the Board designated as a Class I director of the Board in accordance with the certificate of incorporation of the Company or, in the event that the certificate of incorporation of the Company ceases to contemplate a classified Board, a director of the Board.

(k) “Class II Director” means a director of the Board designated as a Class II director of the Board in accordance with the certificate of incorporation of the Company or, in the event that the certificate of incorporation of the Company ceases to contemplate a classified Board, a director of the Board.

(l) “Commission” means the United States Securities and Exchange Commission.

(m) “Common Stock” means the common stock, par value $.01 per share, of the Company and any shares of capital stock into which such shares are reclassified or converted (including by merger or otherwise).

(n) “Company” has the meaning set forth in the preamble to this Agreement.

(o) “Company Indemnified Party” has the meaning set forth in Section 10(a) of this Agreement.

(p) “Conversion Common Stock” means all shares of Common Stock issued or issuable to the Investor upon conversion of any shares of Preferred Stock.

(q) “Demand Registration” has the meaning set forth in Section 3(a) of this Agreement.

(r) “Director Cessation Date” means the first date on which the aggregate number of shares of Investor Common Stock and shares of Conversion Common Stock then held by the Investor and its Permitted Affiliates together constitutes less than ten percent (10%) of the aggregate number of then-outstanding shares of Common Stock.

(s) “Director Step-Down Date” means the first date on which the aggregate number of shares of Investor Common Stock and shares of Conversion Common Stock then held by the Investor and its Permitted Affiliates together constitutes less than fourteen point five percent (14.5%) of the total number of then-outstanding shares of Common Stock.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(u) “Extraordinary Transaction” means any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization, purchase or license of all or a material portion of the assets, properties or equity securities of, or other similar extraordinary transaction involving, the Company or any of its Subsidiaries or any of their respective securities.

(v) “Governmental Authority” means any domestic (including federal, state or local) or foreign government, any political subdivision thereof or any court, administrative or regulatory agency, department, instrumentality, body or commission or other governmental authority or agency.

(w) “Inspectors” has the meaning set forth in Section 7(i) of this Agreement.

(x) “Initial Investor Directors” has the meaning set forth in Section 14(a)(i) of this Agreement.

(y) “Investor” has the meaning set forth in the preamble to this Agreement.

(z) “Investor Common Stock” has the meaning set forth in the preamble to this Agreement.

(aa) “Investor Director” has the meaning set forth in Section 14(a)(i) of this Agreement.

(bb) “Investor Indemnified Party” has the meaning set forth in Section 10(b) of this Agreement.

(cc) “Law” or “Laws” means any statutes, rules, codes, regulations, ordinances or Orders of, or issued by, any Governmental Authority.

(dd) “Management Investors” has the meaning set forth in Section 15(a) of this Agreement.

(ee) “Management Registration Rights Agreement” has the meaning set forth in Section 15(a) of this Agreement.

(ff) “Merger Agreement” has the meaning set forth in the preamble to this Agreement.

(gg) “NASDAQ” has the meaning set forth in Section 14(a)(iii) of this Agreement.

(hh) “New CFH” has the meaning set forth in the preamble to this Agreement.

(ii) “Order” means any writ, decree, order, judgment, injunction, rule, ruling, or consent decree of or by a Governmental Authority.

(jj) “Parties” means the Company and the Investor and “Party” means any one of them.

(kk) “Person” means any individual, partnership, corporation, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

(ll) “Piggyback Registration” has the meaning set forth in Section 4(a) of this Agreement.

(mm) “Preferred Stock” has the meaning set forth in the preamble to this Agreement.

(nn) “Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any Prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

(oo) “Qualifying Approved Tender Offer” means a tender offer or exchange offer that has been at any time recommended by, or approved by, the Board.

(pp) “Qualifying Non-Approved Tender Offer” means a tender offer or exchange offer that (a) has not been recommended or has been recommended against by the Board, (b) includes a majority minimum tender or approval condition, and, as of the tender date, all of the conditions to closing of which (including the majority minimum tender or approval condition) have been satisfied or (other than with respect to the majority minimum tender or approval condition) waived and (c) is expiring on the tender date (provided that, if such tender or exchange offer is subsequently extended, such offer shall cease to be a “Qualifying Non-Approved Tender Offer” until subsequently complying with the terms hereof).

(qq) “Records” has the meaning set forth in Section 7(i) of this Agreement.

(rr) “Registrable Securities” means, at any time, (i) all of the shares of Investor Common Stock, (ii) all shares of Conversion Common Stock and (iii) any shares of Common Stock issued or issuable to the Investor with respect to Investor Common Stock and Conversion Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a Registration Statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective Registration Statement, (B) such securities may be sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met without volume limitations or other restrictions on transfer thereunder, (C) such securities shall have ceased to be outstanding or (D) such securities are no longer owned by, or issuable upon conversion to, the Investor or any of its Permitted Affiliates.

(ss) “registered” and “registration” means a registration effected pursuant to an effective Registration Statement under the Securities Act.

(tt) “Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, together with the Prospectus, any amendment and/or supplement to such Registration Statement (including any post-effective amendment), all exhibits to such registration statement and all materials incorporated by reference in such registration statement.

(uu) “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor or complementary rule thereto.

(vv) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ww) “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, in each case, not customarily paid by the issuers of securities, and all expenses of the Investor’s legal counsel in connection with such sale.

(xx) “Shelf Offering” has the meaning set forth in Section 3(a) of this Agreement.

(yy) “Shelf Period” has the meaning set forth in Section 2(b) of this Agreement.

(zz) “Shelf Registration Statement” means a Registration Statement in connection with a Shelf Offering.

(aaa) “Suspension Period” has the meaning set forth in Section 7(h) of this Agreement.

(bbb) “Underwritten Offering” has the meaning set forth in Section 3(a) of this Agreement.

2. S-3 Shelf Registration.

(a) Filing. At any time after the second (2nd) anniversary of the Closing Date (as defined in the Merger Agreement), to the extent that the Company is eligible to register the resale of shares on Form S-3 or any successor form thereto, upon the written request of the Investor, the Company shall file, as promptly as practicable thereafter, with the Commission a Shelf Registration Statement on Form S-3 relating to the offer and sale of an amount of Registrable Securities requested by the Investor; provided, however, that, unless consented to by the Company, each such request must cover at least thirty percent (30%) of the Registrable Securities then held by the Investor. The Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act (unless it becomes effective automatically upon filing). The Company shall not be required to effect more than one (1) Shelf Registration pursuant to this Section 2.

(b) Continued Effectiveness. Subject to the permitted Suspension Periods set forth in Section 7(h) hereof, the Company shall use its reasonable best efforts to keep such Shelf Registration Statement (or a replacement Shelf Registration Statement) continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by the Investor until the earlier of (i) the date as of which all Registrable Securities covered by such Shelf Registration Statement have been sold and (ii) the date as of which the Investor is permitted to sell its Registrable Securities without Registration pursuant to Rule 144 without volume limitations or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”).

3. Demand Registration.

(a) Subject to the limitations contained in this Section 3, at any time following the second (2nd) anniversary of the Closing Date (as defined in the Merger Agreement), the Investor may, at any time and from time to time, request that the Company register for sale all or any of its Registrable Securities under the Securities Act in connection with an Underwritten Offering by sending the Company a written request setting forth such request and specifying the number of Registrable Securities required to be registered and the intended method of disposition (any such registration being referred to herein as a “Demand Registration”); provided that the minimum number of Registrable Securities to be registered on behalf of the Investor in any Demand Registration must be equal to at least thirty-three and one-third percent (33.33%) of the Registrable Securities held by Investor (on an as-converted basis) on the date hereof. For the avoidance of doubt, the Investor’s right to Demand Registration includes, without limitation, the right to require registration of an underwritten public offering of Registrable Securities (an “Underwritten Offering”) or the right to require the filing of a preliminary and final prospectus supplement to the extent that a Shelf Registration Statement is then effective. However, the registration of shares of Common Stock pursuant to any continuous offering of Registrable Securities pursuant to Rule 415 promulgated under the Securities Act (a “Shelf Offering”) shall be governed by Section 2 hereof.

(b) Subject to the limitations contained in this Section 3, upon the receipt by the Company of a written request for a Demand Registration pursuant to Section 3(a), the Company shall cause a Registration Statement on Form S-3 or any successor form thereto (or, if the Company is not then eligible to register the resale of shares on Form S-3, on another appropriate form in accordance with the Securities Act) to be filed within sixty (60) days after the date on which the initial request is given (provided, however, that no filing of a Demand Registration shall be made earlier than the 24 month anniversary of the date of the closing of the Merger Agreement) and shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter covering all of the Registrable Securities requested to be registered in the Demand Registration. The Company shall not be required to effect more than three (3) Demand Registrations pursuant to this Section 3. Any registration initiated as a Demand Registration pursuant to Section 3(a) shall not count as a Demand Registration unless and until the Registration Statement with respect to such registration shall have become effective.

(c) The Company shall not be obligated to effect any Demand Registration within one-hundred eighty (180) days after the effective date of a previous Demand Registration or a previous registration in which the Investor was given Piggyback Registration rights. The Company may postpone the filing or effectiveness of a Registration Statement for a Demand Registration (i) for up to ninety (90) days if the Company, in good faith, determines that such Demand Registration would reasonably be expected to result in an Adverse Disclosure or (ii) for up to ninety (90) days, if the Company, in good faith, intends to conduct a primary offering of Common Stock within ninety (90) days of the proposed Demand Registration; provided that in such event the Investor shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all registration expenses in connection with such registration.

(d) The Investor may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of notice from the Investor to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement and such registration shall nonetheless be deemed a Demand Registration hereunder unless the withdrawal is made after a material adverse change to the Company or after notice of a postponement pursuant to Section 3(c).

(e) In the case of any Demand Registration that relates to an Underwritten Offering, the Investor shall select the investment banking firms to act as the managing underwriter or underwriters in connection with such Underwritten Offering, provided that such investment banking firms shall be reasonably acceptable to the Company.

(f) If a Demand Registration is initiated by the Investor as an Underwritten Offering, and the managing underwriter advises the Investor and the Company in writing that, in its opinion, the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such Underwritten Offering, exceeds the number of shares of Common Stock which can be sold in such offering or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the marketability of such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock requested to be included therein by the Investor and the BKC Investors; and (ii) second, the number of shares of Common Stock requested to be included therein by the holders of Common Stock (other than the Investor and the BKC Investors), allocated among such holders in such manner as they may agree.

4. Piggyback Registration.

(a) Whenever the Company proposes to register any shares of its Common Stock under the Securities Act (other than (i) a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or (ii) a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more stockholders of the Company, the Company shall give prompt written notice (in any event, no later than thirty (30) days prior to the filing of such Registration Statement) to the Investor of its intention to effect such a registration and, subject to Section 4(b) and Section 4(c), shall include in such registration all Registrable Securities requested to be included by the Investor within fifteen (15) days after the date on which the Company’s notice is given (a “Piggyback Registration”). The Investor may withdraw all or any part of its Registrable Securities from a Piggyback Registration at any time. For the avoidance of doubt, no registration of Registrable Securities effected pursuant to a request under this Section 4 shall be deemed to have been effected pursuant to Section 3 of this Agreement or shall relieve the Company of its obligations under Section 3. The Company may postpone for up to one-hundred twenty (120) days the filing or effectiveness of a Piggyback Registration if the Company, in good faith, determines that such Piggyback Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction.

(b) If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the Investor (if the Investor has elected to include Registrable Securities in such Piggyback Registration) in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the marketability of such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock that the Company proposes to sell; (ii) second, the number of shares of Common Stock requested to be included by any stockholder having registration rights with priority over the registration rights of the Investor; (iii) third, the number of shares of Common Stock requested to be included therein by the Investor and the BKC Investors; and (iv) fourth, the number of shares of Common Stock requested to be included therein by holders of Common Stock (other than the Investor, the BKC Investors and the Management Investors), allocated among such holders in such manner as they may agree.

(c) If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

(d) If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Stock other than the Investor, and the managing underwriter advises the Company in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the marketability of such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock requested to be included by any stockholder having registration rights with priority over the registration rights of the Investor; (ii) second, the number of shares of Common Stock requested to be included therein by the Investor and the BKC Investors; and (iii) third, the number of shares of Common Stock requested to be included therein by holders of Common Stock (other than the Investor, the BKC Investors and the Management Investors), allocated among such holders in such manner as they may agree.

5. Block Trades.

(a) To the extent that a Shelf Registration Statement is effective, the Investor shall have the right to request that the Company file a prospectus supplement in connection with an Approved Block Trade, and the filing of such prospectus supplement shall not count as a Demand Registration. The Investor and the Company shall equally split the fees of the Company’s independent public accountants and printing expenses associated with the preparation and distribution of the requested prospectuses and prospectus supplements associated with up to two (2) Approved Block Trades. The Investor shall pay all other costs and expenses associated with an Approved Block Trade, including all of its costs and expenses associated with such sales (including attorneys’ fees of the Investor and applicable stock transfer taxes and underwriting discounts and commissions); provided, however, that the Company shall pay the fees and expenses of its attorneys in connection with such Approved Block Trades. With respect to any additional Approved Block Trades in excess of such initial two (2), the Investor shall be responsible for all associated costs.

(b) In connection with an Approved Block Trade, to the extent required by the relevant underwriters, the Company shall obtain so-called “comfort letters” from the Company’s independent public accountants, and legal opinions of counsel to the Company addressed to the underwriters and the Commission, in customary form and covering such matters as are customarily covered by such letters and opinions and shall enter into such other agreements, including underwriting agreements in customary form. Delivery of any such opinions or comfort letters shall be subject to the recipient furnishing such written representations or acknowledgements as are customarily provided by underwriters who receive such comfort letters or opinions. In connection with an Approved Block Trade, the Company shall make available for inspection by (i) one authorized representative of the Investor, (ii) any underwriter participating in an Approved Block Trade and (iii) each of their respective representatives, all financial and other information as shall be reasonably requested by them, and provide such Persons the opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in the Registration Statement, in each case, as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that the information that the Company determines, in good faith, to be confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company. In addition, the Company shall take such other actions as are reasonably required and customary in order to expedite or facilitate an Approved Block Trade.

6. Lock-up Agreements.

(a) The Investor agrees that, in connection with any underwritten public offering of the Company’s Common Stock, and upon the request of the managing underwriter in such offering, the Investor shall enter into such customary lock-up agreements as may be requested by the managing underwriter, pursuant to which the Investor shall agree not to, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction that is designed to, or could reasonably be expected to, result in the disposition by any Person at any time in the future of), any shares of Investor Common Stock or Conversion Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Investor Common Stock or Conversion Common Stock beneficially owned by it within the meaning of the Exchange Act or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic benefit of ownership and/or beneficial ownership of such securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any shares of Investor Common Stock, Conversion Common Stock or such other securities, in cash or otherwise, subject to customary exceptions, and provided that the period of any such lock-up shall not exceed the lesser of (x) the shortest lock-up period to which any executive officer or director is subjected and (y) one-hundred eighty (180) days. The Investor agrees to execute and deliver such other customary agreements as may be requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.

(b) Notwithstanding anything to the contrary contained in this Agreement,

(i) the provisions of this Section 6 shall not apply to sales of Registrable Securities to be included in an underwritten offering pursuant to Section 4(a);

(ii) the provisions of this Section 6 shall not apply to the Investor unless all directors and executive officers of the Company are subject to the same restrictions; and

(iii) in the event that the managing underwriter or the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer, director or holder of greater than five percent (5%) of the outstanding Common Stock, the Investor shall be released from any lock-up agreement entered into pursuant to this Section 6 to the same extent as such officer, director or holder.

(c) In the case of a registration of Registrable Securities pursuant to Section 3 for an Underwritten Offering, the Company agrees, if requested by the managing underwriter or underwriters, to enter into such customary lock-up agreements as may be requested by the managing underwriter, pursuant to which the Company shall agree to not (i) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership and/or beneficial ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, subject to customary exceptions (including the ability to sell shares of common stock pursuant to Form S-4 or Form S-8, pursuant to any employee benefit plan then in effect or pursuant to any other contractual obligations that that the Company may then have), and provided that the period of any such lock-up shall not exceed the lesser of (x) the shortest lock-up period to which the Investor is subjected and (y) one-hundred eighty (180) days. The Company agrees to execute and deliver such other agreements as may be reasonably requested by the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. Without limiting the foregoing, if, after the date hereof, the Company grants any Person (other than the Investor) any rights to demand or participate in a registration, the Company agrees that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section 6(c) as if it were the Company hereunder.

7. Registration Procedures. If and whenever the Investor requests that any Registrable Securities be registered pursuant to the provisions of this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, the Company shall as soon as practicable:

(a) subject to Section 3(c), prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable;

(b) prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than one-hundred eighty (180) days (or for the Shelf Period, in the case of a Shelf Registration), or, if earlier, until all of such Registrable Securities have been disposed of, and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

(c) at least five (5) Business Days before filing such Registration Statement, Prospectus or amendments or supplements thereto, furnish to counsel for the Investor copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel within three (3) Business Days after receipt thereof, with respect to only those sections of the Registration Statement containing information about or provided in writing by or on behalf of the Investor, including, without limitation, the Selling Securityholder section and the Plan of Distribution section (and the Company shall not file any such document to which the Investor reasonably objects);

(d) notify the Investor, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(e) furnish to the Investor such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as the Investor may request in order to facilitate the disposition of the Registrable Securities;

(f) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” Laws of such jurisdictions as the Investor requests and do any and all other acts and things which may be necessary or advisable to enable the Investor to consummate the disposition of Registrable Securities in such jurisdictions; provided that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 7(f);

(g) notify the Investor, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Investor, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h) notify the Investor, with at least two (2) days’ prior written notice, at any time when the continued use of a Registration Statement filed would require the Company to make an Adverse Disclosure and, as a result, the Company needs to suspend the use of the Registration Statement (each, a “Suspension Period”); provided, however, (i) no Suspension Period shall exceed ninety (90) days, (ii) the Company shall not be permitted to have more than two Suspension Periods in any twelve-month period and (iii) the aggregate amount of all Suspension Periods in any twenty-four month period shall not exceed one-hundred eighty (180) days. In the case of a suspension, the Investor agrees, promptly upon receipt of the notice, to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities. The Company shall immediately notify the Investor upon the termination of any suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Investor such numbers of copies of the Prospectus as so amended or supplemented as the Investor may reasonably request. The Company agrees, if necessary, to promptly supplement or make amendments to the Registration Statement, if required by the registration form used by the Company for the Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Investor;

(i) make available for inspection by the Investor, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent or representative of the Investor or such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement;

(j) provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

(k) use its reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed;

(l) in connection with an underwritten offering, take all such customary actions as the managing underwriter of such offering requests in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities));

(m) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder) no later than ninety (90) days after the end of the twelve-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said twelve-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(n) furnish each underwriter, if any, with (i) a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an Underwritten Offering, dated the date of the closing under the underwriting agreement), in form and substance as is customarily given in opinions of a registrant’s counsel to underwriters in underwritten public offerings; and (ii) a “comfort” letter signed by the Company’s independent certified public accountants, in form and substance as is customarily given in accountants’ letters to underwriters in Underwritten Offerings;

(o) without limiting Section 7(f) above, use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Investor to consummate the disposition of such Registrable Securities in accordance with its intended method of distribution thereof;

(p) notify the Investor promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information (and provide copies of the relevant documents to the Investor);

(q) advise the Investor, promptly after it shall receive notice or obtain knowledge thereof, of (i) the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued, (ii) any written comments by the Commission or any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information (and provide copies of the relevant documents to the Investor) and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(r) cooperate with the Investor and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such Investor may request; and

(s) otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

8. Deemed Underwriter. If any Registration Statement refers to the Investor by name or otherwise as the holder of any securities of the Company and if, in its sole and exclusive judgment, the Investor is or might be deemed to be an underwriter or a controlling Person of the Company, the Investor shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to the Investor and presented to the Company in writing, to the effect that the holding by the Investor of such securities is not to be construed as a recommendation by the Investor of the investment quality of the Company’s securities covered thereby and that such holding does not imply that the Investor shall assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to the Investor by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to the Investor. In no event shall the Investor be named as an underwriter in any Registration Statement without its prior written consent; provided, however, that if the failure to provide such consent requires, in the reasonable opinion of counsel to the Company, the withdrawal of the Investor’s Registrable Securities from a Demand Registration, then such Registrable Securities shall be so withdrawn, the Company shall cease all efforts to secure effectiveness of such Registration Statement if the Registrable Securities are the only securities covered by such Registration Statement and such Registration Statement shall nonetheless be deemed a Demand Registration hereunder.

9. Expenses. Except as set forth in Section 5, all expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities, including, without limitation, all registration and filing fees, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration, and fees and expenses of complying with securities and “blue sky” Laws, printing expenses, fees and expenses of the Company’s counsel and accountants shall be paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Agreement shall be paid by the Investor. The Company shall pay the reasonable fees and expenses of one counsel for the Investor up to $50,000 in the aggregate for any registration hereunder, subject to the limitations set forth herein.

10. Indemnification.

(a) Indemnification by the Company. In connection with any registration effected under this Agreement, the Company shall indemnify the Investor, each underwriter (if any) of the securities so registered, each of their respective officers, directors, managers, members, partners, stockholders and Affiliates, and each Person who controls any of the foregoing within the meaning of the Securities Act (each, a “Company Indemnified Party”) against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any Prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related Registration Statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company will promptly reimburse each of the Company Indemnified Parties for any reasonable legal and any other expenses reasonably incurred by them in connection with investigating or defending any such claim, loss, damage, liability or action, whether or not otherwise resulting in liability; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Company Indemnified Party or its counsel or representative and specifically for use in such Prospectus, offering circular or other document (or related Registration Statement, notification or the like).

(b) Indemnification by the Investor. In connection with any registration effected under this Agreement, the Investor shall indemnify each underwriter (if any) of the securities so registered, the Company, each of their respective officers, directors, managers, members, partners, stockholders and Affiliates, and each Person who controls any of the foregoing within the meaning of the Securities Act (each, an “Investor Indemnified Party”) against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any Prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related Registration Statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein not misleading, and the Investor will promptly reimburse each Investor Indemnified Party for any reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, whether or not otherwise resulting in liability; provided, however, that this Section 10(b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon written information furnished to such underwriter or the Company by the Investor or its counsel or representative specifically for use in such Prospectus, offering circular or other document (or related Registration Statement, notification or the like); and provided further that the Investor’s liability hereunder with respect to any particular registration shall be limited to an amount equal to the net proceeds (after deducting underwriting fees, commissions or discounts) received by the Investor from the Registrable Securities sold by it in such registration.

(c) Indemnification Proceedings. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 10, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (except to the extent such failure shall have prejudiced the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party and, after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided that, if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

(d) Contribution in Lieu of Indemnification. If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of the Investor, to an amount equal to the net proceeds (after deducting underwriting fees, commissions or discounts) actually received by the Investor from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person.

11. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which relates to an Underwritten Offering unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that in no event shall the Investor be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding the Investor, the Investor’s ownership of its shares of Common Stock to be sold in the offering, the Investor’s intended method of distribution and other customary representations and warranties of selling stockholders) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as is customary for selling stockholders in Underwritten Offerings and as otherwise provided in Section 10. In the case of an Underwritten Offering pursuant to Section 3 above, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Investor. In addition, in the case of any Underwritten Offering, each of the Holders may withdraw their request to participate in the registration pursuant to Section 3 or Section 4 after being advised of such price, underwriting discount and other financial terms and shall not be required to enter into any agreements or documentation that would require otherwise.

12. Rule 144. The Company shall make publicly available and available to the Investor such information as shall be necessary to enable the Investor to make sales of Registrable Securities pursuant to Rule 144 of the Securities Act. The Company shall cause any restrictive legends and/or stop-transfer orders to be removed or lifted with respect to any Registrable Securities promptly following receipt by the Company from the Investor of a certificate certifying: (i) that the Investor has held such Registrable Securities for the applicable holding period under Rule 144, (ii) that the Investor has not been an affiliate (as defined in Rule 144) of the Company during the ninety (90) days preceding and has complied with all of the requirements of Rule 144 in connection with any such sale of shares and (iii) as to such other matters relating to Rule 144 as the Company or counsel to the Company may request and may be appropriate in accordance with such Rule.

13. Transfer Restrictions.

(a) During the period beginning on the date hereof and ending on the second (2nd) anniversary hereof, without the approval of a majority of the directors of the Company other than the Investor Directors, the Investor:

(i) shall not, directly or indirectly, (A) sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell, or otherwise transfer or dispose of (or enter into any transaction that is designed to, or would reasonably be expected to, result in the disposition by any Person at any time in the future of), any shares of Preferred Stock, Investor Common Stock or Conversion Common Stock, or any securities convertible into or exercisable or exchangeable for any shares of Preferred Stock, Investor Common Stock or Conversion Common Stock, beneficially owned (as defined under Rule 13d-3 promulgated under the Exchange Act) by the Investor or (B) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic benefit of ownership and/or beneficial ownership of any shares of Preferred Stock, Investor Common Stock or Conversion Common Stock, whether or not any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of any Preferred Stock, Investor Common Stock or Conversion Common Stock or such other securities, in cash or otherwise (each, a “Transfer”);

(ii) authorizes the Company to place a legend on any shares of Preferred Stock, Investor Common Stock and Conversion Common Stock in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY;

(iii) authorizes the Company to cause any transfer agent (as applicable) to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any shares of Preferred Stock, Investor Common Stock or Conversion Common Stock and any securities convertible into or exercisable or exchangeable for any shares of Preferred Stock, Investor Common Stock or Conversion Common Stock for which the undersigned is the record holder and, in the case of any such shares or securities for which the undersigned is the beneficial owner, but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities.

(b) Notwithstanding anything herein to the contrary, Section 13(a)(i) and Section 13(a)(iii) shall not prohibit or otherwise apply to (i) any Transfer of or with respect to a number of shares of Investor Common Stock or Conversion Common Stock yielding gross proceeds that, together with all such previous or simultaneous Transfers, do not exceed $6,000,000 in the aggregate, (ii) any Transfer to an Affiliate of the Investor set forth on Schedule A (a “Permitted Affiliate”); provided that, as a condition to such Transfer, such Permitted Affiliate shall execute and deliver to the Company a joinder to this Agreement substantially in the form attached hereto as Exhibit B, (iii) any Transfer pursuant to (A) a Qualifying Approved Tender Offer initiated and commenced by any Person or (B) a Qualifying Non-Approved Tender Offer initiated and commenced by any Person other than the Investor or any of its Affiliates or (iv) any Transfer pursuant to any Extraordinary Transaction or similar business combination transaction that has been recommended or approved by a majority of the Board.

14. Board of Directors.

(a) From and after the date hereof and until the provisions of this Section 14(a) cease to be effective pursuant to this Section 14(a) of this Agreement, the Company and the Board and each applicable committee or subcommittee thereof shall take all necessary or desirable actions within their respective control (including, without limitation, and as applicable, calling special Board and stockholder meetings, recommending to the Board and any applicable committee thereof and to the stockholders of the Company the election and re-election of each Investor Director, ensuring sufficient vacancies on the Board for the Investor Directors, and including each Investor Director as a nominee for director in the Company’s proxy materials and form of proxy and soliciting proxies from stockholders in favor of the election and re-election of each Investor Director in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees) so that:

(i) until the Director Step-Down Date, two individuals designated by the Investor (each, an “Investor Director”) are elected and appointed by the Board and are nominated by the Board for election or re-election, as applicable, by the stockholders of the Company at each annual or special meeting of the stockholders at which Class I Directors or Class II Directors, as applicable, are subject to election or re-election, as applicable, as a Class I Director and a Class II Director, respectively, and it is hereby acknowledged that the initial Investor Directors shall be Matthew Perelman and Alex Sloane (the “Initial Investor Directors”). On the Director Step-Down Date, if two Investor Directors are then serving as a Class I Director and a Class II Director, respectively, the Investor shall cause and take all necessary action within its control to cause one Investor Director to submit his or her resignation as a Class I Director or Class II Director, as applicable, to the Board in substantially the form set forth as Exhibit A hereto;

(ii) from the Director Step-Down Date until the Director Cessation Date, one Investor Director is elected and appointed by the Board and nominated by the Board for election or re-election, as applicable, by the stockholders of the Company at each annual or special meeting of the stockholders at which Class I Directors or Class II Directors, as applicable, are subject to election or re-election, as applicable, as a Class I Director or Class II Director. On the Director Cessation Date, the Investor shall cause and take all necessary action within its control to cause all Investor Directors to submit their resignation(s) as Class I Directors or Class II Directors, as applicable, to the Board in substantially the form set forth as Exhibit A hereto; and

(iii) until the Director Cessation Date, in the event that any Initial Investor Director ceases to serve as a Class I Director or Class II Director (other than as a result of his or her resignation pursuant to Section 14(a)(i)), the resulting vacancy on the Board shall promptly be filled by a representative designated by the Investor who shall satisfy the requirements to serve as a director under the rules and regulations of the NASDAQ Stock Market LLC (“NASDAQ”) and under the Securities Act and the Exchange Act and under the written policies of the Corporate Governance and Nominating Committee of the Board. For the avoidance of doubt, the Investor shall not be required to comply with the advance notice provisions generally applicable to the nomination of directors by the Company so long as the Investor, in the event any Initial Investor Director ceases to serve as a Class I Director or Class II Director, provides reasonable advance notice to the Company of the individual designated by the Investor prior to the mailing of the proxy statement by the Company.

(b) Until the Director Cessation Date, if the Investor fails to designate a representative to fill a directorship pursuant to the terms of this Section 14, such directorship shall remain vacant until the Investor exercises its right to designate a director hereunder until such time as such right to designate a director ceases to be in effect as provided in Section 14(a) of this Agreement.

(c) Until the Director Cessation Date, the Board and the Company shall take all necessary or desirable action within their control to ensure that, unless otherwise consented to by the Investor, the number of Investor Directors serving on each committee of the Board at any time is, to the extent possible, proportional to the number of Investor Directors serving on the Board at such time and, in any event, that at least one Investor Director serves on each of the Compensation Committee of the Board, the Finance Committee of the Board and the Nominating and Corporate Governance Committee of the Board at all times, provided that an Investor Director satisfies the requirements to serve on such committee under the rules and regulations of NASDAQ and under the Securities Act and the Exchange Act. Notwithstanding the foregoing, in the event an Investor Director ceases to meet the requirements to serve on the Compensation Committee of the Board, the Finance Committee of the Board or the Nominating and Corporate Governance Committee of the Board, as applicable, pursuant to the rules and regulations of NASDAQ or under the Securities Act and the Exchange Act, the Board may remove such Investor Director from such committee(s); provided that, in the event such Investor Director is so removed, the Board shall appoint another Investor Director to such committee(s) in accordance with this Section 14(c).

(d) Each Investor Director, in his or her capacity as a director, shall be afforded the same rights and privileges as other members of the Board, including, without limitation, with respect to indemnification, insurance, notice, information and the reimbursement of expenses, but excluding equity grants or any other grants made by the Company to non-employee members of the Board from time to time pursuant the Company’s 2016 Equity Incentive Plan or any other equity incentive plan of the Company then in effect. For the avoidance of doubt, nothing in this Section 14(d) is intended to limit such Investor Director’s rights or privileges.

(e) Until the Director Cessation Date, at each annual or special meeting of the stockholders at which any Person is subject to election or re-election as a member of the Board, Investor will cause to be present for quorum purposes all shares of Investor Common Stock and Conversion Common Stock that Investor and its Permitted Affiliates have the right to vote as of the record date for such meeting of the stockholders, and vote or cause to be voted all such shares of Investor Common Stock and Conversion Common Stock on the Company’s proxy card (or in person if any such holder of such shares is present in person at the meeting) in favor of the election of all of the director nominees recommended for election by the Board, and against the removal of any such director (unless proposed by the Company).

15. Miscellaneous.

(a) Preservation of Rights. The Company is currently a party to the Registration Rights Agreement, as amended (the “BKC Registration Rights Agreement”), dated as of May 30, 2012, by and between the Company and Burger King Corporation (together with its permitted assigns, the “BKC Investors”) and the Registration Rights Agreement, as amended (the “Management Registration Rights Agreement”), dated as of March 27, 1997, by and among the Company, Atlantic Restaurants, Inc., Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners II, L.P., BIB Holdings (Bermuda) Ltd, Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman (Messrs. Vituli, Accordino and Zirkman are collectively referred to as the “Management Investors”). Under the BKC Registration Rights Agreement, the Company is permitted to grant registration rights to other Persons so long as such registration rights to third parties are not more favorable than or inconsistent with and do not subordinate or violate the rights expressly granted to the BKC Investors under the BKC Registration Rights Agreement. Under the Management Registration Rights Agreement, the Company is permitted to grant rights to other Persons to participate in Piggyback Registrations so long as such rights are subordinate to the rights of the Management Investors with respect to such Piggyback Registrations. The Company shall not (i) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder or the registration rights agreements referred to in this Section 15(a), or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Investor in this Agreement or to the BKC Investors or the Management Investors in the registration rights agreements referred to in this Section 15(a).

(b) Termination. Sections 2, 3, 4, 5, 6, 7, 8, 11 and 12 of this Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided that the provisions of Section 9 and Section 10 shall survive any such termination.

(c) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given and effective (i) three (3) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (iii) immediately upon delivery by hand on a Business Day during regular business hours, (iv) upon transmission, if sent via email prior to 5:00 p.m. New York time on a Business Day (with a copy sent on the same Business Day for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service) or (v) the Business Day following transmission, if sent via email at or after 5:00 p.m. New York time on a Business Day (with a copy sent on the same Business Day for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service), in each case, to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(i) if to the Company, to:

Carrols Restaurant Group, Inc.

968 James St.

Syracuse, NY 13203

Attention: William E. Myers; VP & General Counsel

Email: wmyers@carrols.com

with a copy (which shall not constitute notice) to:

Akerman LLP

666 5th Avenue, 20th Floor

New York, NY 10103

Attention: Wayne Wald; Palash Pandya

Email: wayne.wald@akerman.com; palash.pandya@akerman.com

(ii) if to the Investor, to

Cambridge Franchise Holdings, LLC

853 Broadway, Suite 2014

New York, NY 10003

Attention: Matthew Perelman; Alex Sloane

Email: perelman@garnettstation.com; sloane@garnettstation.com with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Eric L. Schiele, P.C.; Willard S. Boothby

Email: eric.schiele@kirkland.com; willard.boothby@kirkland.com

and

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Jeremy S. Liss, P.C.; Matthew S. Arenson

Email: jliss@kirkland.com; marenson@kirkland.com

(d) Entire Agreement. This Agreement, together with the Merger Agreement and any related exhibits and schedules thereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Merger Agreement, the terms and conditions of this Agreement shall control.

(e) Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Investor may not assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the Company, other than to Permitted Affiliates of the Investor. The Company may not assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the Investor.

(f) No Third-Party Beneficiaries. Except for Section 10, the provisions of which are solely for the benefit of the Persons expressly identified therein, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

(g) Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(h) Amendment, Modification and Waiver. The provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the Investor. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(i) Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(j) Remedies. The Investor, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. The failure to effect any of the provisions of this Agreement that expressly contemplate action or forbearance by the Board shall be deemed a breach of this Agreement by Carrols.

(k) Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof. Each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any federal court within the District of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or any federal court within the District of Delaware, (d) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action in the Court of Chancery of the State of Delaware or such Federal court. Each Party agrees that (i) this Agreement involves at least $100,000.00 and (ii) this Agreement has been entered into by the Parties in express reliance upon 6 Del. C. § 2708. Each Party agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Any judgment from any such court described above may, however, be enforced by any Party in any other court in any other jurisdiction.

(l) Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 15(l).

(m) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(n) Further Assurances. The Investor agrees to execute and deliver such other agreements and take all such other acts as may be reasonably requested by the Company or the managing underwriter in any Underwritten Offering that are consistent with the terms of this Agreement or which are reasonably necessary to effect any of the registrations described herein.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

CARROLS RESTAURANT GROUP, INC.

By:	/s/ William E. Myers
	Name:	William E. Myers
	Title:	Vice President, General Counsel and Secretary

CAMBRIDGE FRANCHISE HOLDINGS, LLC

By:	/s/ Alex Sloane
	Name:	Alex Sloane
	Title:	Co-President

[Registration Rights and Stockholders’ Agreement Signature Page]

Exhibit A

Form of Investor Director Resignation Letter

[Date]

Carrols Restaurant Group, Inc.

968 James St.

Syracuse, NY 13203

Dear Sir/Madam:

I, [Investor Director], hereby resign as Class [__] Director of Carrols Restaurant Group, Inc., a Delaware corporation, effective immediately.

[Investor Director], for [himself/herself]

Exhibit B

Joinder to Registration Rights and Stockholders’ Agreement

This JOINDER AGREEMENT (this “Joinder”) is made and effective as of the date written below by the undersigned in accordance with the Registration Rights and Stockholders’ Agreement, dated as of [________], 2019 (the “Agreement”), by and between Carrols Restaurant Group, Inc., a Delaware corporation (the “Company”), and Cambridge Franchise Holdings, LLC, a Delaware limited liability company. Capitalized terms used and not defined herein shall have the meanings set forth in the Agreement.

This Joinder is the joinder to the Agreement contemplated by Section 13(b) of the Agreement.

By executing and delivering this Joinder, the undersigned (a) agrees to become a party to, to be bound by, and to comply with all of the terms and provisions of the Agreement as a Permitted Affiliate and (b) shall have all the rights and obligations of a Permitted Affiliate as if it had executed the Agreement as an original party thereto.

Accordingly, the undersigned has executed and delivered this Joinder as of [_______________].

[NAME OF PERMITTED AFFILIATE]

By:
Name:
Title:
Address for Notices:

Schedule A

Permitted Affiliates

Any trusts created for bona fide estate planning purposes and controlled by Alex Sloane or Matt Perelman.

Cambridge Franchise Partners, LLC or any wholly-owned subsidiary of Cambridge Franchise Partners, LLC; provided, for the avoidance of doubt, the restrictions on Transfer set forth in Section 13 shall continue to bind any such transferee as though it were the Investor.

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